AGREEMENT

                     CONCERNING THE EXCHANGE OF COMMON STOCK

                                      AMONG

                          PRIDE AUTOMOTIVE GROUP, INC.

                         DIGITAL MAFIA ENTERPRISES, LLC

                                       and

               THE SHAREHOLDERS OF DIGITAL MAFIA ENTERPRISES, LLC


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                                TABLE OF CONTENTS

                                                                      Page No.
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ARTICLE 1-- EXCHANGE OF SECURITIES                                         1

         1.1-- Issuance of Shares                                          1
         1.2-- Exemption from Registration                                 1

ARTICLE 2-- REPRESENTATIONS AND WARRANTIES OF DME                          2

         2.1-- Organization                                                2
         2.2-- Capital                                                     2
         2.3-- Subsidiaries                                                2
         2.4-- Directors and Officers                                      2
         2.5-- Financial Statements                                        2
         2.6-- Investigation of Financial Condition                        3
         2.7-- Compliance with Laws                                        3
         2.8-- Litigation                                                  3
         2.9-- Authority                                                   3
         2.10-- Ability to Carry Out Obligations                           4
         2.11-- Full Disclosure                                            4
         2.12-- Material Contracts                                         4
         2.13-- Indemnification                                            4
         2.14-- Transactions with Officers and Directors                   4
         2.15-- Background of Officers and Directors                       5
         2.16-- Employee Benefits                                          6

ARTICLE 3 -- REPRESENTATIONS AND WARRANTIES OF PRIDE
                   AUTOMOTIVE  GROUP                                       6

         3.1--Organization                                                 6
         3.2-- Capital                                                     6
         3.3-- Subsidiaries                                                6
         3.4-- Directors and Officers                                      6
         3.5-- Financial Statements                                        6
         3.6-- Absence of Changes                                          7
         3.7-- Absence of Undisclosed Liabilities                          7
         3.8-- Tax Returns                                                 7
         3.9-- Investigation of Financial Condition                        7
         3.10-- Trade Names and Rights                                     7
         3.11-- Compliance with Laws                                       7
         3.12-- Litigation                                                 8


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         3.13-- Authority                                                  8
         3.14-- Ability to Carry Out Obligations                           8
         3.15-- Validity of Pride Automotive Group Shares                  8
         3.16-- Full Disclosure                                            8
         3.17-- Assets                                                     9
         3.18-- Material Contracts                                         9

ARTICLE 4-- REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS                 9

         4.1-- Share Ownership                                             9
         4.2-- Investment Intent                                           9
         4.3-- Indemnification                                             10
         4.4-- Legend                                                      10

ARTICLE 5-- COVENANTS                                                      11

         5.1-- Investigative Rights                                        11
         5.2-- Conduct of Business                                         11

ARTICLE 6 -- CONDITIONS PRECEDENT TO PRIDE AUTOMOTIVE
                     GROUP'S PERFORMANCE                                   11

         6.1-- Conditions                                                  11
         6.2-- Accuracy of Representations                                 11
         6.3-- Performance                                                 12
         6.4-- Absence of Litigation                                       12
         6.5-- Acceptance by DME Shareholders                              12
         6.6-- Officer's Certificate                                       12
         6.7-- Opinion of Counsel to DME                                   12

ARTICLE 7-- CONDITIONS PRECEDENT TO DME'S PERFORMANCE                      13

         7.1-- Conditions                                                  13
         7.2-- Accuracy of Representations                                 13
         7.3-- Performance                                                 14
         7.4-- Absence of Litigation                                       14
         7.5-- Current Status                                              14
         7.6-- Directors of Pride Automotive Group                         14
         7.7-- Officers of Pride Automotive Group                          14
         7.8-- Cash Assets                                                 14
         7.9-- Officer's Certificate                                       14
         7.10-- Opinion of Counsel                                         14



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ARTICLE 8-- CLOSING                                                        16

         8.1 -- Closing                                                    16
ARTICLE 9 -- MISCELLANEOUS                                                 17

         9.1-- Captions and Headings                                       17
         9.2-- No Oral Change                                              17
         9.3-- Non-Waiver                                                  17
         9.4-- Entire Agreement                                            17
         9.5-- Choice of Law                                               17
         9.6-- Counterparts                                                17
         9.7-- Notices                                                     17
         9.8-- Brokers                                                     18
         9.9-- Binding Effect                                              18
         9.10-- Mutual Cooperation                                         18
         9.11-- Announcements                                              19
         9.12-- Expenses                                                   19
         9.13-- Survival of Representations and Warranties                 19
         9.14-- Exhibits                                                   19

Signatures                                                                 19

EXHIBITS

         Allocation of DME Shares                                  Exhibit 1.1
         Directors and Officers of DME                             Exhibit 2.4
         DME Financial Statements                                  Exhibit 2.5
         Material Contracts                                        Exhibit 2.12
         Directors and Officers of Pride Automotive Group          Exhibit 3.4
         Pride Automotive Group November 30, 1998
                  Report on Form 10-KSB


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                                    AGREEMENT

         AGREEMENT, made as of the 30th day of March, 1999, by and among Pride Automotive Group, Inc., a Delaware corporation ("Pride Automotive Group"), Digital Mafia Enterprises, LLC, a New Jersey Limited Liability Corporation ("DME") and the shareholders of DME, Inc.
(the "Shareholders").

         WHEREAS, Pride Automotive Group desires to acquire all of the issued and outstanding shares and/or membership interests of DME, in exchange for an aggregate of 14,800,000 authorized but unissued shares of the common stock, $.001 par value, of Pride Automotive Group (the "Exchange Stock"); and

         WHEREAS, the Shareholders desire to exchange their DME shares for the Exchange Stock as set forth herein; and

         WHEREAS, DME desires to assist Pride Automotive Group in a business combination which will result in the Shareholders of DME owning approximately 66% of the then issued and outstanding shares of Pride Automotive Group's Common Stock and Pride Automotive Group owning 100% of the issued and outstanding shares of DME's Capital Stock;

         NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                             Exchange of Securities

         1.1 ISSUANCE OF SHARES. Subject to all of the terms and conditions of this Agreement, Pride Automotive Group agrees to issue to Shareholders 14,800,000 shares the Exchange Stock in exchange for all of the outstanding shares of DME capital stock owned by the Shareholders. The Exchange Stock will be issued directly to the Shareholders of DME on the Closing Date, subject to the tender of their respective DME stock certificates to Pride Automotive Group, duly endorsed in blank.

         1.2 EXEMPTION FROM REGISTRATION. The parties hereto intend that the Common Stock to be issued by Pride Automotive Group to the Shareholders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act") pursuant to Section 4(2) of the Act and the rules and regulations promulgated thereunder.


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                                    ARTICLE 2

                      Representations and Warranties of DME

dme AND Darien Dash (Darien Dash ["Dash"] being hereinafter referred to as the "Principal Shareholder") represents to Pride Automotive Group that:

         2.1 ORGANIZATION. DME is a corporation duly organized and validly existing and in good standing under the laws of New Jersey and has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

         2.2 CAPITAL. The authorized capital stock of DME is as set forth on the annexed exhibit 2.2, a copy of which is annexed hereto and made a part hereof. The shares currently outstanding are owned by the Shareholders of DME as set forth in Exhibit 2.1 hereto. All of the issued and outstanding shares of DME are duly and validly issued, fully paid, and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating DME to issue or to transfer from treasury and additional shares of its capital stock of any class.

         2.3 SUBSIDIARIES. As of the date of this Agreement, DME does not have any subsidiaries or own any interest in any other enterprise.

         2.4 (a) DIRECTORS AND OFFICERS. Exhibit 2.4 to this Agreement, the text of which is incorporated herein by reference, contains the names and titles of all directors and officers of DME as of the date of this Agreement.

         2.5 (b) FINANCIAL STATEMENTS. The current DME audited financial statements as of December 31, 1998, which are annexed hereto as Exhibit 2.5 and have been delivered to Pride Automotive Group prior to the Closing, are complete, accurate and fairly present the financial condition of DME as of the date thereof and the results of operations for the period then ended. Since December 31, 1998, the business of DME has been operated only in the normal course.

There are no material liabilities, either fixed or contingent, not reflected in such financial statements other than contracts or obligations in the ordinary and usual course of business; and no such contracts or obligations in the usual course of business constitute liens or other liabilities which, if disclosed, would materially alter the financial condition of DME as reflected in such financial statements. The financial statements of DME are incorporated herein by reference and deemed to be a part hereof.

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         2.6 INVESTIGATION OF FINANCIAL CONDITION. Without in any manner reducing or otherwise mitigating the representations contained herein, Pride Automotive Group and/or its attorneys shall have the opportunity to meet with accountants and attorneys of DME to discuss the financial condition of DME. DME shall make available to Pride Automotive Group and/or its attorneys all books and records of DME. If the transaction contemplated hereby is not completed, all documents received by Pride Automotive Group and/or its attorneys shall be returned to DME and all information so received shall be treated as confidential.

         2.7 COMPLIANCE WITH LAWS. DME has complied with and are not in violation of applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business. All Federal and State income tax returns required to be filed by DME have been filed and all required taxes have been paid or an adequate reserve therefor has been established in the financial statements. DME's tax returns have not been audited by any authority empowered to do so.

         2.8 LITIGATION. Neither DME nor Dash is a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of DME and the Principal Shareholder, threatened against or affecting DME or Dash, their assets or financial condition, except for matters which would not have a material effect on DME , Dash or their respective properties. Neither DME nor Dash is in default with respect to any order, write, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Neither DME nor Dash is engaged in any lawsuits to recover any material amount of moneys due to DME or Dash.

         2.9 AUTHORITY. The Board of Directors of DME has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and upon obtaining any necessary shareholder approval DME will have full power and authority to execute, deliver and perform this Agreement and this Agreement will be a legal, valid and binding obligation of DME, enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

         2.10 ABILITY TO CARRY OUT OBLIGATIONS. The execution and delivery of this Agreement by DME and the performance by DME of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charger, instrument, articles of incorporation, by-laws, or other agreement or instrument to which DME or Dash is a party or by which either party may be bound, nor will any consents or authorizations of any party other than those hereto be required; (b) an event that would permit any party to any agreement or instrument, to terminate it or to accelerate the maturity of any indebtedness or other obligation of DME or Dash; or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asst of DME or Dash.

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         2.11 FULL DISCLOSURE. None of the representations and warranties made by DME and the Principal Shareholder herein, or in any exhibit, certificate or memorandum furnished or to be furnished by DME, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact, the omission of which would be misleading.

         2.12 MATERIAL CONTRACTS. Neither DME nor Dash has any material contracts to which either is a party or by which they are bound, except for those agreements set forth ont he annexed hereto as Exhibit 2.12.

         2.13 INDEMNIFICATION. DME and the Principal Shareholder agree to defend and hold harmless Pride Automotive Group, its officers and directors against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney's fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of or failure by DME to perform any of its respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by DME under this Agreement.

         2.14 TRANSACTIONS WITH OFFICERS AND DIRECTORS. Except as otherwise disclosed in DME's financial statements dated December 31, 1998 and delivered to Pride Automotive Group, there have been, and through the date of Closing there will be (1) no bonuses or unusual compensation to any of the officers or directors of DME; (2) no loans, leases or contracts made to or with any of the officers or directors of DME; (3) no dividends or other distributions declared or paid by DME; and (4) no purchases by DME of any of its capital shares.

         2.15 BACKGROUND OF OFFICERS AND DIRECTORS. During the past five year period, no officer or director of DME has been the subject of:
                  (a) A petition under the Federal Bankruptcy laws or any other insolvency law or has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time or such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

                  (b) A conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

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                  (c) Any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                           (i) Acting as a futures commission merchant,
introducing broker, commodities trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                           (ii) Engaging in any type of business practice; or

                           (iii) Engaging in any activity in connection with the
purchase and sale of any security or commodity or in connection with any violation of Federal, State or other securities law or commodities law.

                  (d) Any order, judgment, decree, not subsequently reversed, suspended or vacated, of any Federal, State or local authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity descried in the preceding sub- paragraph, or to be associated with persons engaged in any such activity;

                  (e) a finding by any court of competent jurisdiction in a civil action or by the United States Securities and Exchange Commission to have violated any securities law, and the judgment in such civil action or finding by such Commission has not been subsequently reversed, suspended or vacated; or

                  (f) a finding by any court of competent jurisdiction in a civil action or by the United States Commodity Futures Trading Commission to have violated any commodities law, and the judgment in such civil action or finding by such Commission has not been subsequently reversed, suspended or vacated.

         2.16 EMPLOYEE BENEFITS. DME does not have any pension plan, profit sharing or similar employee benefit plan.

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                                    ARTICLE 3

            Representations and Warranties of Pride Automotive Group

         Pride Automotive Group represents and warrants to DME that:

         3.1 ORGANIZATION. Pride Automotive Group is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all necessary corporate powers to own properties and to carry on business.

         3.2 CAPITAL. The authorized capital stock of Pride Automotive Group consists of 10,000,000 shares of Common Stock, par value $.001 per share and 2,000,000 shares of Preferred Stock, par value $.01 per share, which may be issued in one or more series at the discretion of the board of directors. As of the date of this Agreement, there were 2,822,500 shares of Common Stock outstanding, all of which were fully paid and non-assessable. Except for the Options owned by those persons identified in the Report on Form 10-KSB of Pride Automotive Group for the year ended November 31, 1998, the Underwriters' Warrants issued in connection with Pride Automotive Group's initial public offering and the 1,300,000 Warrants which were sold in the Pride Automotive Group initial offering, there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Pride Automotive Group to issue or to transfer from treasury any additional shares of its capital stock of any class.

         3.3 SUBSIDIARIES. Pride Automotive Group does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation) except for those entities identified on Exhibit 3.3, annexed hereto and made a part hereof. Notwithstanding the foregoing, Pride Automotive Group has agreed to sell its interest in PMS and in Automotive to Pride, Inc. for the sum of $1.00 at the Closing of this transaction.

         3.4 DIRECTORS AND OFFICERS. Exhibit 3.4, annexed hereto and hereby incorporated herein by reference, contains the names and titles of all directors and officers of Pride Automotive Group as of the date of this Agreement. All of such officers and directors shall resign at the Closing.

         3.5 FINANCIAL STATEMENTS. Exhibit 3.5, annexed hereto and incorporated herein by reference, consists of the Pride Automotive Group audited financial statements as of November 30, 1998.

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         3.6 CHANGES SINCE NOVEMBER 30, 1998. Since November 30, 1998, there has been a change in the financial condition and operations of Pride Automotive Group, to the extent that its PMS subsidiary has sold the majority of its leasing assets, has agreed to sell its interest in PMS and Automotive for $1.00 and has generally discontinued active business operations.

         3.7 ABSENCE OF UNDISCLOSED LIABILITIES. As of September 30, 1991, Pride Automotive Group did not have any material debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected in Pride Automotive Group's balance sheet as of November 30, 1998. There have been no new liabilities incurred since November 30, 1998, except for those incurred in the ordinary course of business and in connection with this transaction.

         3.8 TAX RETURNS. Within the times and in the manner prescribed by law, Pride Automotive Group has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in the balance sheet included in Exhibit 3.5 is adequate for any and all federal, state, county and local taxes for the period ending on the date of such balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by Pride Automotive Group.

         3.9. INVESTIGATION OF FINANCIAL CONDITION. Without in any manner reducing or otherwise mitigating the representations contained herein, DME shall have the opportunity to meet with Pride Automotive Group's accountants and attorneys to discuss the financial condition of Pride Automotive Group. Pride Automotive Group shall make available to DME all books and records of Pride Automotive Group.

         3.10 TRADE NAMES AND RIGHTS. Pride Automotive Group does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications. To the best knowledge of Pride Automotive Group, no person owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of Pride Automotive Group's business. 3.11 COMPLIANCE WITH LAWS. Pride Automotive Group has complied with and is not in violation of applicable federal, state or local statutes, laws or regulations (including, without limitation, any applicable building, zoning, securities or other law, ordinance, or regulation) affecting its properties or the operation of its business.

         3.12 LITIGATION. Pride Automotive Group is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of Pride Automotive Group, threatened against or affecting Pride Automotive

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Group or its business, assets or financial condition, except for litigation in the amount of $95,000 relating to the non-payment of an overdue promissory note. Pride Automotive Group also in default with respect to an additional $1,615,000 of notes and owes non-trade debt of approximately $364,000, which debt shall be satisfied at the Closing by the issuance of 728,000 shares of common stock. Pride Automotive Group shall additionally offer holders of said $1,700,000 of overdue notes the right to convert same to 3,400,000 shares of common stock on or before the Closing. Pride Automotive Group is not engaged in any legal action to recovery moneys due to it.

         3.13 AUTHORITY. The Board of Directors and Shareholders of Pride Automotive Group have authorized the execution of this Agreement and the transactions contemplated herein, and Pride Automotive Group has full power and authority to execute, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of Pride Automotive Group, is enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

         3.14 ABILITY TO CARRY OUT OBLIGATIONS. The execution and delivery of this Agreement by Pride Automotive Group and the performance by Pride Automotive Group of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-laws, or other agreement or instrument to which Pride Automotive Group is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required; (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Pride Automotive Group; or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Pride Automotive Group.

         3.15 VALIDITY OF PRIDE AUTOMOTIVE GROUP SHARES. The shares of Pride Automotive Group Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

         3.16 FULL DISCLOSURE. None of the representations and warranties made by Pride Automotive Group herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Pride Automotive Group, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact, the omission of which would be misleading.

         3.17 ASSETS. Pride Automotive Group has good and marketable title to all of its property free and clear of any and all liens, claims and encumbrances, except as disclosed in its financial statements.

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         3.18 MATERIAL CONTRACTS. Except as otherwise disclosed in this
Agreement and in its Report on Form 10-KSB for the period ended November 30, 1998, Pride Automotive Group has no material contracts to which it is a party or by which it is bound.

                                    ARTICLE 4

                 Representations and Warranties of Shareholders

         4.1 SHARE OWNERSHIP. Each Shareholder represents that he holds shares of DME's common stock as set forth in Exhibit 2.2 hereof, and that such shares are owned of record and beneficially by such shareholder, and such shares are not subject to any lien, encumbrance or pledge, and are restricted securities as defined in Rule 144 of the Securities Act of 1933. Each Shareholder severally represents that he holds authority to exchange his shares pursuant to this Agreement.

         4.2 INVESTMENT INTENT. Each Shareholder understands and acknowledges that the shares of Exchange Stock are being offered for exchange in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933 for non-public offerings; and each Shareholder makes the following representations and warranties with the intent that same may be relied upon in determining the suitability of each such shareholder as a purchaser of securities:

                  (a) Each such Shareholder acknowledges that the Exchange Stock being acquired solely for the account of such Shareholder, for investment purposes only, and not with a view towards or for sale in connection with any distribution thereof, and with no present intention of distributing or re-selling any part of the Exchange Stock;

                  (b) Each Shareholder agrees not to dispose of his Exchange Stock, or any portion thereof unless and until counsel for Pride Automotive Group shall have determined that the intended disposition is permissible and does not violate the Securities Act of 1933 or any applicable state securities laws, or the rules and regulations thereunder;

                  (c) Each Shareholder acknowledges that Pride Automotive Group has made all documentation pertaining to all aspects of the herein transaction available to him and to his qualified representatives, if any, and has offered such person or persons an opportunity to discuss such transaction with the officers of Pride Automotive Group.

                  (d) Each Shareholder represents that he has relied solely upon Pride Automotive Group's Report on Form 10-KSB for the period ended November 30, 1998 and independent investigations made by such Shareholder or his representatives, if any;

                  (e) Each Shareholder represents that he is knowledgeable and experienced in making and evaluating investments of this nature and desires to acquire the Exchange Stock on the terms and conditions herein set forth;

                  (f) Each Shareholder represents that he is able to bear the economic risk of an investment, as of result of the herein transaction, in the Exchange Stock;

                  (g) Each Shareholder represents that he understands that an investment in the Exchange Stock is not liquid, and each Shareholder represents that he has adequate means of providing for his current needs and personal contingencies and has no need of liquidity in this investment; and

                  (h) Each Shareholder represents that he is an "accredited investor" as that term is defined in Rule 501 of Regulation D, promulgated under the Securities Act of 1933.

         4.3 INDEMNIFICATION. Each Shareholder recognizes that the offer of the Exchange Stock to him is based upon the representations and warranties made by such Shareholder set forth and contained herein and each Shareholder hereby agrees to indemnify and hold harmless Pride Automotive Group against all liability, costs or expenses (including reasonable attorney's fees) arising as a result of any misrepresentations made herein by such Shareholder.

         4.4 LEGEND. Each Shareholder agrees that the certificates evidencing the Exchange Stock acquired pursuant to this Agreement will have a legend placed thereon stating that the securities have not been registered under the Act or any state securities laws and setting forth or referring to the restrictions on transferability and sale of such securities.

                                    ARTICLE 5

                                    Covenants

         5.1 INVESTIGATIVE RIGHTS. From the date of this Agreement until the Closing date, Pride Automotive Group and DME shall provide to each other, and such other party's counsels, accountants, auditors and other authorized representatives, full access during during normal business hours and upon reasonable advance written notice of each party's properties, books, contracts, commitments and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

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         5.2 CONDUCT OF BUSINESS. Prior to the Closing, Pride Automotive Group
and DME shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party except in the regular course of business or as part of the transactions contemplated hereby. Neither Pride Automotive Group nor DME shall amend its Articles of Incorporation or By-laws, declare dividends, redeem or sell stock or other securities, incur additional or newly funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business.

                                    ARTICLE 6

          Conditions Precedent to Pride Automotive Group's Performance

         6.1 CONDITIONS. Pride Automotive Group's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 6. Pride Automotive Group may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Pride Automotive Group of any other condition or of any of Pride Automotive Group's other rights or remedies, at law or in equity, if DME or the Shareholders shall be in default of any of their representations, warranties or covenants under this Agreement.

         6.2 ACCURACY OF REPRESENTATIONS. Except as otherwise permitted by this Agreement, all representations and warranties by Shareholders and DME in the Agreement or in any written statement that shall be delivered to Pride Automotive Group by DME under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

         6.3 PERFORMANCE. DME shall have performed, satisfied, and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

         6.4 ABSENCE OF LITIGATION. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against DME or Dash on or before the Closing Date.

         6.5 ACCEPT BY DME SHAREHOLDERS. The holders of an aggregate of not less than 100% of the issued and outstanding shares of common stock of DME shall have agreed to exchange their shares for shares of the Exchange Stock.

         6.6 OFFICER'S CERTIFICATE. DME shall have delivered to Pride Automotive Group a certificate, dated the Closing Date, and signed by the President and Secretary of DME, certifying that each of the conditions specified in Sections
6.2 through 6.5 hereof have been fulfilled.

         6.7 OPINION OF COUNSEL TO DME. DME shall have delivered to Pride Automotive Group an opinion of its counsel, dated the Closing Date, to the effect that:

                  (a) DME is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has the corporate power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification;

                  (b) To the best knowledge of such legal counsel, the execution and delivery by DME of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of DME's certificate of incorporation or by-laws or constitute a default or give rise to a right of termination, cancellation or acceleration under any material mortgage, indenture, deed of trust, license agreement or other obligation, or violate any court order, writ, injunction or decree applicable to DME,or their properties or assets;

                  (c) The authorized capital stock of DME is as set forth on the annexed exhibit 21.2, a copy of which is annexed hereto and made a part hereof. All issued and outstanding shares are legally issued pursuant to an exemption from registration under Federal and State securities laws, are fully paid and non-assessable and not issued in violation of the preemptive rights of any person. There are no other outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating DME to issue any additional shares of any class of its capital stock.

                  (d) This Agreement has been duly and validly authorized, executed and delivered and constitutes the legal and binding obligation of DME, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

                  (e) To the best knowledge of such counsel, there are no actions, suits or proceedings pending or threatened by or against DME or Dash, or affecting DME or Dash or their properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

                                    ARTICLE 7

                             Conditions Precedent to
                       DME's and Shareholder's Performance

         7.1 CONDITIONS. DME's and Shareholders' obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 7. DME and Shareholders may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by DME and Shareholders of any other condition or of any of DME's and Shareholders' rights or remedies, at law or in equity, if Pride Automotive Group shall be in default of any of its representations, warranties or covenants under this Agreement.

         7.2 ACCURACY OF REPRESENTATIONS. Except as otherwise permitted by this Agreement, all representations and warranties by Pride Automotive Group in this Agreement or in any written statement that shall be delivered to DME and Shareholders by Pride Automotive Group under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

         7.3 PERFORMANCE. Pride Automotive Group shall have performed, satisfied, and complied with all covenants, agreements and conditions required by the Agreement to be performed or complied with by it, on or before the Closing Date.

         7.4 ABSENCE OF LITIGATION. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Pride Automotive Group on or before the Closing Date, except as disclosed herein.

         7.5 CURRENT STATUS. Pride Automotive Group shall have prepared and filed with the Securities and Exchange Commission its Annual Report on Form 10-KSB for the period ended November 30, 1998.

         7.6 DIRECTORS OF PRIDE AUTOMOTIVE GROUP. Effective on the Closing, Pride Automotive Group shall cause persons nominated by DME to be elected to the Board of Directors. All of the current Officers and Directors of Pride Automotive Group shall have submitted their resignations as Directors and Officers of Pride Automotive Group effective on the Closing of this transaction.

         7.7 OFFICE OF PRIDE AUTOMOTIVE GROUP. Effective on the Closing DME shall have elected new officers of Pride Automotive Group to consist of the following persons:

                                            President and Treasurer
                                            Secretary
                                            Vice-President

         7.8 CONVERSION OF DEBT. At the Closing, Pride Automotive Group shall have debt to noteholders of not more than $400,000, with the remainder of such notes being converted to shares of common stock as set forth herein.

         7.9 OFFICERS' CERTIFICATE: Pride Automotive Group shall have delivered to DME and Shareholders a certificate, dated the Closing Date and signed by the President of Pride Automotive Group certifying that each of the conditions specified in Sections 7.2 through 7.8 have been fulfilled.

         7.10 OPINION OF COUNSEL. Pride Automotive Group shall have delivered to Stockholders an opinion of its counsel dated the Closing Date to the effect that:

                  (a) Pride Automotive Group is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                  (b) To the best knowledge of Counsel, the authorized capitalization of Pride Automotive Group consists of 10,000,000 shares of common stock, par value $.001. As of the date of this Agreement there were 2,822,500 shares of common stock issued and outstanding (exclusive of the shares to be issued pursuant to this Agreement, to creditors and noteholders). All issued and outstanding shares as of the date of this Agreement are legally issued, fully paid and non-assessable and not issued in violation of the preemptive rights of any person; and

                  (c) This Agreement has been duly and validly authorized, executed and delivered and constitutes the legal and binding obligation of Pride Automotive Group, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

                                    ARTICLE 8

                                     Closing

         8.1 CLOSING. The Closing of this transaction shall be held at the offices of Lampert, Lampert & Ference, Esqs., 135 West 50th Street, New York, New York 10020, or such other place as shall be mutually agreed upon, on April 25, 1999 or such other date as shall be mutually agreed upon by the parties. At the Closing:

                  (a) Shareholders shall present the certificates representing their shares of DME being exchanged to Pride Automotive Group, and such certificates will be duly endorsed with signature guaranteed;

                  (b) Shareholders shall receive a certificate or certificates representing the number of shares of Pride Automotive Group Common Stock for which the shares of DME common stock shall have been exchanged;

                  (c) Pride Automotive Group shall deliver an officer's certificate, as described in Section 7.9 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of Pride Automotive Group are true and correct as of, or have been fully performed and complied with by, the Closing Date;

                  (d) Pride Automotive Group shall deliver an opinion of its counsel, as described in Section 7.10 hereof, dated the Closing Date;

                  (e) Pride Automotive Group shall deliver a resolution of its Board of Directors of Pride Automotive Group approving this Agreement and each matter to be approved by the Directors of Pride Automotive Group under this Agreement;

                  (f) DME shall deliver an officer's certificate, as described in Section 6.6 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of DME are true and correct as of, or have been fully performed and complied with by, the Closing Date;

                  (g) DME shall deliver an opinion of its counsel, as described in Section 6.7 hereof, dated the Closing Date;

                  (h) DME shall deliver resolutions of its Board of Directors approving this Agreement and each matter to be approved by the Directors of DME under this Agreement; and

                  (i) Pride Automotive Group shall deliver to Mason Hill & Co., Inc. a certificate for 740,000 shares of Common Stock pursuant to Article 9.8 of this Agreement.

                                    ARTICLE 9

                                  Miscellaneous

         9.1 CAPTIONS AND HEADINGS. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

         9.2 NO ORAL CHANGE. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but it can be changed by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         9.3 NON-WAIVER. Except as otherwise expressly provided herein, no waiver of any covenant, condition or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases up on the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions; (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach of failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure; and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

         9.4 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

         9.5 CHOICE OF LAW. This Agreement and its application shall be governed by the laws of the State of New York.

         9.6 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.7 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postageprepaid, and properly addressed as follows:

         TO PRIDE AUTOMOTIVE GROUP, INC.:

         Mr. Alan Lubinsky, President
         Pride Automotive Group, Inc.
         Pride House
         Watford Metro Centre, Tolpits Lane
         Watford Hertfordshire
         WD1 8SB England

         TO DIGITAL MAFIA ENTERPRISES, LLC:

         Mr. Darien Dash, President
         Digital Mafia Entertainment, LLC
         519 Palisades Avenue
         Englewood Cliffs, New Jersey 07632

         9.8 BROKERS. The parties hereto represent and agree that Mason Hill & Co., Inc. has acted as a broker and consultant with respect to the aforesaid exchange for stock and that no finder's fee has been paid or is payable by any party hereto, except that a fee of 740,000 shares of Pride Automotive Group's Common Stock is payable by Pride Automotive Group to Mason Hill & Co., Inc. at the Closing. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against it as a result of its dealings, arrangements or agreements with any such broker or person.

         9.9 BINDING EFFECT. This Agreement shall inure to and be binding up on the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

         9.10 MUTUAL COOPERATION. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

         9.11 ANNOUNCEMENTS. Pride Automotive Group and DME will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

         9.12 EXPENSES. Each party will pay its own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated. In no event shall one party be liable for any of the expenses of the other party.

         9.13 SURVIVAL OR REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing provided for in it, shall survive the Closing irrespective of any investigation made by or on behalf of any party,.

         9.14 EXHIBITS. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for hereinabove, including any items referenced therein or required to be attached thereto,. Any material changes to the Exhibits shall be immediately disclosed to the other party.

         WHEREFORE, the above agreement is hereby agreed to and accepted as of the date first above written.


                                        PRIDE AUTOMOTIVE GROUP, INC.


                                        By: ------------------------------
                                           Alan Lubinsky, President

                                        DIGITAL MAFIA ENTERPRISES, LLC



                                        By: /s/ DARIEN DASH
                                            ----------------------
                                            Darien Dash, President

                                            /s/ DARIEN DASH
                                            -------------------------
                                            Darien Dash, CEO/Chairman

                                            /s/ LINDA HOLMES
                                            ------------------------
                                            Linda Holmes, Secretary

                             AMENDMENT TO AGREEMENT
                       CONCERNING EXCHANGE OF COMMON STOCK


         This Amendment ("Amendment") is made this 17th day of June 1999 by and between Pride Automotive Group Inc., Digital Mafia Entertainment LC, Darien Dash and Pride, Inc.

         PREAMBLE The parties to this Amendment, other than Pride, Inc., are the parties to an Agreement Concerning Exchange of Common Stock ("Agreement") dated as of March 30, 1999 and desire to amend the Agreement as set forth herein. Pride Inc., a Delaware corporation, ("Parent") is the owner of in excess of 50% of the outstanding capital stock of Pride Automotive Group and is joining in this Amendment for the purposes provided herein.

         All terms defined in the Agreement and used , but not otherwise defined herein, will have the meanings ascribed to them in the Agreement.

         NOW THEREFORE, in consideration of the mutual premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         4. The following sections or subsections of the Agreement are hereby amended to read as set forth herein:

         (a) "2.1 ORGANIZATION. DME is a limited liability corporation duly organized and validly existing and in good standing under the laws of New Jersey and has all necessary powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and, is in good standing in each of the states where its business requires qualification except when the failure to do so would not have a material adverse effect on the business of DME";

         (b) "2.2 CAPITAL. The outstanding membership interests of DME are as set forth on Exhibit 2.2, a copy of which is annexed hereto and made a part hereof. The membership interests currently outstanding are owned by the Shareholders of DME as set forth in Exhibit 2.2 hereto. All of the issued and outstanding membership interests of DME are duly and validly issued, fully paid, and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating DME to issue or to transfer from treasury any additional membership interests of any class."

         (c) "2.4 (a) DIRECTORS AND OFFICERS. Exhibit 2.4 to this Agreement, the text of which is incorporated herein by reference, contains the names and titles of all managers and officers of DME as of the date of this Agreement."

         (d) "2.5 (b) FINANCIAL STATEMENTS. The DME unaudited financial statements as of December 31, 1998, which are annexed hereto as Exhibit 2.5 and have been delivered to Pride Automotive Group are complete, accurate and fairly present the financial condition of DME as of the date thereof and results of operations for the period then ended. Since December 31, 1998, the business of DME has been operated only in the normal course."

         (e) "3.2 CAPITAL. The authorized capital stock of Pride Automotive Group consists of 10,000,000 shares of Common Stock, par value $.001 per share and 2,000,000 shares of Preferred Stock, par value $.01 per share, which may be issued in one or more series at the discretion of the board of directors. As of the date of the Agreement, there were 2,822,500 shares of Common Stock outstanding, all of which were fully paid and non-assessable. Except for the options owned by those persons identified in the Report on Form 10-KB of Pride Automotive Group for the year ended November 31, 1998, the Underwriters' Warrants issued on connection with Pride Automotive Group's initial public offering, the 2,300,000 Warrants which were sold in the Pride Automotive Group initial offering, the Special Warrant to purchase 2,500,000 shares of Common Stock issued to Parent ("Special Warrant") and options issued to management and other employees and listed in Exhibit 3.2 ("Employee Options"), there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Pride Automotive Group to issue or to transfer from treasury any additional share of its capital stock of any class as at the date of the Agreement. Subsequent to the date of the Agreement, but prior to the date of this Amendment, Pride Automotive Group issued the following shares:

         (a) Conversion of notes                              3,000,000
         (b) Conversion of other debt                           728,000
         (c) Private Placement                                1,179,500
         (d) Mason Hill                                          82,594

         (f) "3.5 FINANCIAL STATEMENT. Exhibit 3.5, annexed hereto and incorporated herein by reference, consists of the Pride Automotive Group audited financial statements as of November 30, 1998 ("Audited Financials") and the unaudited consolidating financial statements of Pride Automotive Group as of such date ("Consolidating Financials"). The Audited Financials are complete, accurate and fairly present the financial condition of Pride Automotive Group and its subsidiaries on a consolidated basis as of the dates thereof and the results of operations for the periods then ended. There are no material liabilities, either fixed or contingent, not reflected in the Audited Financials. The Audited Financials are incorporated herein by reference and deemed to be a part hereof.

         The Consolidating Financials have been prepared from the Audited Financials and are complete and accurate.

         On or before closing Pride Automotive Group shall deliver to DME, a pro forma balance sheet of Pride Automotive Group, as at the Closing, giving effect to the transactions contemplated hereby but excluding the assets and liabilities of DME ("Pro Forma Balance Sheet"). The Pro Forma Balance Sheet shall be prepared in accordance with generally accepted accounting principles consistently applied. The Pro Forma Balance Sheet shall disclose no liabilities except for the loan from Pride Automotive Group, $190,000 notes payable (of which $100,000 shall be compromised and paid at the closing) and $10,000 of additional liabilities and no assets. Without limiting the generality of the foregoing, as of the Closing date, Pride will have no known liabilities for taxes of any kind or nature. There will be no liabilities of Pride Automotive Group, fixed or contingent, not reflected on the Pro Forma Balance Sheet."

         (g) "3.6 CHANGE SINCE NOVEMBER 30, 1998. Since November 30, 1998, there has been no material change in this business, operations or financial condition of Pride Automotive Group in individually or on a consolidated basis except to the extent that its PMS subsidiary has sold the majority of its leasing assets, and Pride Automotive Group has agreed to sell its interest in PMS and Automotive to Parent for $1.00 and has generally discontinued active business operations. Since November 30, 1998 and except as set forth on Exhibit 5.2 annexed hereto, Pride Automotive Group has not incurred any liabilities or obligations on behalf of its subsidiaries, has advanced no monies or assets to such subsidiaries, has not guaranteed or assumed any obligations or liabilities of any such subsidiaries and has operated its business only in the ordinary course of business and independently of the businesses of its subsidiaries."

         (h) "3.16 FULL DISCLOSURE. None of the representations and warranties made by Pride Automotive Group or Parent herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Pride Automotive Group or Parent, or on their respective behalf, contains or will contain any untrue statement of material fact, or omit any material fact, the omission of which would be misleading. Pride Automotive Group has filed all reports and other filings ("SEC Filings") required to be filed by it with the Securities and Exchange Commission ("SEC") through the date of this Amendment. The SEC Filings are in compliance with the rules and regulations of the SEC, are complete and accurate, and do not contain any untrue statement of material fact or omit any material fact, the omission of which would be misleading."

         (i) "4.1 SHARE OWNERSHIP. Each Shareholder represents that he holds the membership interest of DME?s as set forth in Exhibit 2.2 hereof, and that such membership interest is owned of record and beneficially by such Shareholder, and such membership interest is not subject to any lien, encumbrance or pledge, and is a "restricted security" as defined in Rule 144 of the Securities Act of 1933. Each Shareholder severally represents that he holds authority to exchange his membership interest pursuant to this Agreement."

         (j) "5.2 CONDUCT OF BUSINESS. Prior to the Closing, Pride Automotive Group and DME shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party except in the regular course of business or as part of the transactions contemplated hereby. Neither Pride Automotive Group nor DME shall amend its articles of incorporation, certificate of formation, operating agreement or by-laws, declare dividends, redeem or sell stock or other securities, incur additional or newly funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business. From April 1, 1999 through the closing, Pride Automotive Group will not incur any liabilities or obligations on behalf of its subsidiaries and will not advance any monies or assets to such subsidiaries and will not guarantee or assume any obligations or liabilities of any such subsidiaries, except as set forth on Schedule 5.2 annexed hereto."

         (k) "6.7 OPINION OF COUNSEL TO DME.DME shall have delivered to Pride Automotive Group an opinion of its counsel, dated the Closing date, to the effect that:

         DME is a limited liability corporation duly organized,validly existing and in good standing under the laws of the State of New Jersey and has the power and is duly authorized, qualified, franchised and licensed under all applicable laws, regulations, ordinances and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states in which the character and locations of the assets owned by it or the nature of the business transacted by it requires qualification except where the failure to do so would not have a material adverse effect on DME;

         To the best knowledge of such legal counsel, the execution and delivery by DME of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in the breach of any term or provision of DME's Certificate of Formation or Operating Agreement or constitute a default or give rise to a right of termination, cancellation or acceleration under any material mortgage, indenture, deed of trust, license agreement or other obligation, or violate any court order, writ, injunction or decree applicable to DME, or its properties or assets;

         The authorized capital of DME is as set forth on the annexed Exhibit 2.2, a copy of which is annexed hereto and made a part hereof. All issued and outstanding membership interests are legally issued pursuant to an exemption from registration under Federal and State securities laws, are fully paid and non-assessable and not issued in violation of the preemptive rights of any person. There are no other outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating DME to issue any additional membership interests of any class; This Agreement has been duly and validly authorized, executed and delivered and constitutes the legal and binding obligation of DME, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally."

         (e) "7.8 CONVERSION OF DEBT. At the Closing, Pride Automotive Group shall have no liabilities or obligations, fixed or contingent, known or unknown, except for not more than $190,000 due to note holders (the balance of such liability to note holders having been converted to common stock) and other liabilities and obligations not exceeding $10,000 in the aggregate."

         2. The following new provisions shall be added to the Agreement, with the remaining section and subsection numbers being deemed amended approximately:

         (a) "7.11 SPECIAL WARRANT AND EMPLOYEE OPTIONS. The Special Warrant and all Employee Options shall have been canceled and terminated by the holders thereof pursuant to agreements in form and substance reasonably satisfactory to DME and its counsel. Parent agrees to the cancellation of the Special Warrant."

         (b) "7.12 SALE OF SUBSIDIARIES. Parent shall have acquired Pride Automotive Group's stock ownership of all of its subsidiaries on terms and conditions which impose no liability or obligation on Pride Automotive Group in connection with such sale."

         (c) "7.13 STOCK ISSUANCES. Pride Automotive Group shall have issued no common stock after November 30, 1998, except for not more than 3,728,000 shares in connection with the conversion of indebtedness to note holders and others, up to 1,200,000 shares to be issued in a private placement at $1.00 per share and 740,000 shares to be issued to Mason Hill, Inc. as contemplated herein and at the Closing, there shall be outstanding no contract rights, options, warrants or other securities convertible into, or exercisable for, common stock of Pride Automotive Group. In addition to the foregoing, Mason Hill Inc. shall have purchased up to 120,000 shares of Pride Automotive Group common stock as part of the private placement; such investment to be in an amount equal to the placement agent fees received by Mason Hill, Inc. in connection with its services, as placement agent, in the private placement."

                                 (4) "ARTICLE 8
Indemnity
         8.1 PARENT. (a) Parent by signing this Amendment, hereby jointly and severally with Pride Automotive Group, joins in and makes all the warranties and representations made by Pride Automotive Group herein and agrees to take all action to cause Pride Automotive Group to comply with its obligations hereunder. Parent warrants and represents to DME and Shareholders that the execution and delivery of this Amendment and the transactions contemplated in the Agreement and herein have been duly and validly authorized by all requisite corporate and shareholder actions and Parent has full power and authority to execute, deliver and perform this Agreement as amended and this Agreement as amended is legal, valid and binding obligation of Parent; is enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and the execution and delivery of this Amendment by Parent and the performance by Parent of its obligations hereunder will not cause, constitute, or conflict with or result in
(a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-laws, or other agreement or instrument to which Parent is a party, or by which is may be bound, nor will any consents or authorizations of any party other than those hereto be required; (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Parent; or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Parent.

         8.2 INDEMNITY. Parent and Pride Automotive Group, jointly and severally, agree to defend and hold harmless DME, the Shareholders and DME's members, officers, managers and agents against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney's fees, that any of them shall incur or suffer, which arise out of, result from, or relate to any breach of or failure by Parent or Pride Automotive Group to perform any of its representations, warranties, covenants and agreements in this Agreement, as amended, or in any exhibit or other instrument furnished or to be furnished by Parent or Pride Automotive Group, under this Agreement, as amended.

         3. Except as modified herein, the Agreement shall remain in full force and effect in accordance with its terms.

         IN WITNESS whereof the parties have set their hands and seals as of the date first above written.

                                       PRIDE AUTOMOTIVE GROUP


                                       BY:/s/
                                          --------------------------


                                       PRIDE INC.


                                       BY:/s/
                                          --------------------------

                                       DIGITAL MAFIA ENTERTAINMENT LLC



                                       BY:/s/ DARIEN DASH
                                          --------------------------

                                       BY:/s/ DARIEN DASH
                                          --------------------------
                                          DARIEN DASH